Exhibit 1.01

Sealed Air Corporation

Conflict Minerals Report

for the Year Ended December 31, 2015

Introduction

This Conflict Minerals Report has been prepared pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1 to December 31, 2015. This Conflict Minerals Report describes Sealed Air’s (“Sealed Air,” the “Company,” “we,” “our,” or “us”) reasonable country of origin inquiry (“RCOI”) and due diligence on the source and chain of custody of gold, columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (“3TG” or “Conflict Minerals”) that are necessary to the production or functionality of products that Sealed Air manufactured or contracted to manufacture during calendar year 2015 (the “2015 Report Year”). We are several steps removed from the mining and processing of the 3TG used in the components for our products. Accordingly, our due diligence process focused on our suppliers, and we rely on them to assist with both our RCOI and due diligence process, including the identification of smelters or refiners (“SORs”) in the supply chain and the countries of origin of 3TG sourced by the identified SORs.

The information in this report covers the activities of Sealed Air and all of its consolidated subsidiaries.

Company Overview

Sealed Air Corporation, a corporation organized under the laws of Delaware, is a global leader in food safety and security, facility hygiene and product protection. The Company serves an array of end markets including food and beverage processing, food service, retail, healthcare and industrial, and commercial and consumer applications. Our focus is on achieving quality sales growth through leveraging our geographic footprint, technological know-how and leading market positions to bring measureable, sustainable value to our customers and investors.

Product Description

This Conflict Minerals Report relates to products (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015. Through a screening process, the Company determined that, to the best of our knowledge, customer equipment and other select products from the Company’s three divisions, Food Care, Product Care and Diversey Care, referred to collectively as the “Covered Products,” contain 3TG or have a high likelihood of containing 3TG, as these products contain electronic components. More specifically, the “Covered Products” may contain necessary Conflict Minerals as follows:

•	Tantalum, used in capacitors and certain alloys;

•	Tin, used in soldered components;

•	Tungsten, used in coatings and certain alloys; and

•	Gold, used in circuit boards and electronic components.

Supply Chain

Our supply chain includes over 500 different in-scope suppliers. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is challenging to identify actors upstream from our direct suppliers. There are many tiers of suppliers and sub-suppliers between the Company and the SORs that process the 3TG that is contained in each particular product manufactured or contracted to be manufactured by Sealed Air. Therefore, it is inherently difficult to determine the ultimate source of 3TG in the products we manufacture. As a result, we rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. We have revised contract terms applicable to most of our suppliers with regard to 3TG. Those terms require suppliers to certify compliance with Section 1502 of the Dodd-Frank Act, as may be applicable to the materials and/or services being provided.

Reasonable Country of Origin Inquiry

        We conducted a RCOI reasonably designed to determine whether the 3TG in our products in the 2015 Report Year originated from the Covered Countries or are from recycled or scrap sources in accordance with the requirements of the Rule. The Covered Countries are the Democratic Republic of Congo and its adjoining countries (Angola, Burundi, Republic of the Congo, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda and Zambia). As part of its RCOI, and with the assistance of a third-party consultant, Assent Compliance, Inc. (“Assent”), the Company engaged its potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products. Suppliers were asked to complete and submit, within a certain time frame, the joint Electronic Industry Citizen Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) EICC-GeSI Conflict Minerals Reporting Template v. 4.01 (“CMRT”). The CMRT is a standardized reporting template developed by the Conflict-Free Sourcing Initiative (“CFSI”) that requests, among other things, information regarding country of origin of 3TG supplied to the Company and the SORs in the supply chain. Assent followed up with all unresponsive suppliers through a defined process via both automated emails and one-on-one emails, including offering assistance and further information to suppliers about the requirements of the Rule and the Company’s expectations. Based on the RCOI, Sealed Air determined that certain of our 3TG originated in the Covered Countries and did not originate from recycled or scrap sources. Accordingly, Sealed Air exercised due diligence on the source and chain of custody of such 3TG and is filing this Conflict Minerals Report for the 2015 Report Year.

Due Diligence

Design of Due Diligence

Sealed Air designed its due diligence process to conform with the due diligence framework in the Organization of Economic Co-operation and Development Due Diligence (“OECD”) Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”).

Step One – Establish Strong Company Management Systems

Conflict Minerals Policy

We have adopted a Conflict Minerals policy, which is posted on our website at www.sealedair.com/investors.

Internal Team and Training

The Company has established an internal management team responsible for executing our Conflict Minerals due diligence process and reporting compliance. Our Conflict Minerals team is overseen by the General Counsel and Chief Supply Chain Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance and legal. The team of subject matter experts is responsible for implementing our Conflict Minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis.

We, in cooperation with Assent, have developed internal training programs to educate anyone within the Company that is a potential contact point for suppliers or other external parties regarding the Company’s Conflict Minerals compliance efforts. We intend to review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

Control Systems

As previously noted, the Company engaged Assent to facilitate supplier engagement and assist the Company in collecting, analyzing, verifying, and storing supplier-provided data and performing due diligence for the Conflict Minerals program. Data regarding the presence and sourcing of 3TG in materials, goods and components supplied to the Company was collected from suppliers utilizing the CMRT, a standardized reporting template developed by the CFSI.

Our controls also include our Code of Business Conduct and Ethics, which outlines expected behaviors for all our employees.

Supplier Engagement

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the OECD requirement to strengthen engagement with suppliers, we have, in cooperation with Assent, provided educational materials to suppliers on the Conflict Minerals regulations as well as relevant SEC reporting requirements (see discussion below). In addition, we have leveraged our existing communications framework, specifically through our procurement personnel, to encourage supplier interactions with Assent and to impress on our suppliers the importance of completing the Conflict Minerals surveys. It has also allowed for our supplier communications to be more focused and to ensure expectations are clear.

Grievance Mechanism

We have in place a grievance mechanism whereby employees and suppliers can report violations of the Company’s policies, including concerns with regard to Conflict Minerals. Employees and suppliers can raise concerns by emailing at contact.us@sealedair.com.

Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence. Our policy related to relevant documentation of our Conflict Minerals compliance process requires that documentation will be retained for a period of at least five years.

Step Two – Identify and Assess Risk in Our Supply Chain

Supplier Risk Assessment

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is challenging for us to identify suppliers other than our direct suppliers. After conducting a risk-based assessment of our direct suppliers, we identified over 500 different in-scope direct suppliers. We rely on suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other SEC registrants that are subject to the Rule.

We calculate supplier risk based on the chances that a supplier provides 3TG that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the SORs declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•	Does the supplier have a policy in place that includes DRC conflict-free sourcing?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier verify due diligence information received from its suppliers?

•	Does the supplier’s verification process include corrective action management?

When a supplier meets these criteria, the supplier is deemed to have a strong program. When a supplier does not meet these criteria, the supplier is deemed to have a weak program.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through Assent, provided video and written training on Conflict Minerals and the CMRT. This training includes instructions on completing the form and one-on-one email and phone discussions with supplier personnel.

Supplier Surveys

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG SORs in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Our primary means of determining origin of our 3TG for the 2015 Report Year was by conducting a supply chain survey with direct suppliers using the CMRT. This supply chain survey, and Sealed Air’s Conflict Minerals program as a whole, has been developed and implemented in cooperation with Assent.

Assent provided each supplier a copy of the EICC-GeSI reporting CMRT to complete for purposes of Conflict Minerals tracking. Assent and/or members of the Sealed Air supply chain team made at least three follow-up inquiries to each supplier that did not respond to our initial survey, either by phone or email or both. The Assent software platform automatically reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses.

Once surveys were returned, Assent reviewed and attempted to match each verified SOR identified in the completed surveys to available lists of SORs that have been validated as conflict free under internationally-recognized schemes such as the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification program (“RJC”). If an SOR was not validated by an internationally-recognized scheme, Assent either attempted to contact the SOR to gather more information about its sourcing practices or conducted Internet research to determine whether there are any additional publicly available sources of information regarding the SOR’s sourcing practices.

SORs that are not validated as conflict-free under an internationally-recognized scheme pose a significant risk. As part of the Conflict Minerals program designed with Assent, where a SOR is not identified as conflict free by such sources, the risk is rated as High, Medium or Low. This rating is based on various factors, including whether the SOR has been identified as a valid SOR and has an associated Smelter Identification Number (under the CFSI, this is known as a CID), and the SOR’s geographic location, including proximity to the Covered Countries.

Step Three – Design and Implement a Strategy to Respond to Risks

The Company maintains a risk management plan to respond to risks identified in the above-described risk assessment. The Company’s Conflict Minerals program is implemented, managed and monitored in accordance with this risk management plan.

The Company’s Conflict Minerals team provides updates to senior management of the Company in connection with the Conflict Minerals Program, including with regard to risk assessment and results of the annual due diligence process.

As described in our Conflict Minerals policy, we expect our suppliers to fully support our compliance efforts, including in connection with our due diligence efforts to trace the source and chain of custody of our 3TG. As part of our risk management plan, to ensure suppliers understand our expectations, we provided both video recorded training and documented instructions through Assent, and answered all questions that suppliers requiring further clarification presented to us.

Step Four – Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Sealed Air does not have a direct relationship with Conflict Minerals SORs and, accordingly, we do not perform direct audits of these entities in our supply chain. Rather, Sealed Air relies on independent third-parties to audit and validate SORs.

Step Five – Report on Supply Chain Due Diligence

This Conflict Minerals Report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.sealedair.com/investors.

Due Diligence Results

As a result of the due diligence efforts described above, we received completed CMRTs from 73% of our in-scope direct suppliers. Appendix A lists, as of May 9, 2016, the SORs identified by our direct suppliers that may have been used to process Conflict Minerals necessary to the functionality or production of our products during 2015. For all responses that indicated a SOR, Assent compared the facilities listed to the list of SORs maintained by the CFSI. If a supplier indicated that the facility was “Conflict-Free,” Assent confirmed that the name was listed by CFSI as such. As of May 9, 2016, we have validated 320 SORs and we are working to validate the additional SOR entries from the submitted CMRTs. Appendix A lists the SORs that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any SORs that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source Conflict Minerals, based on information provided by our suppliers. Based on the SOR lists provided by suppliers via the CMRTs and publicly available information, we have identified 216 Conflict-Free SORs.

The information that we received from a majority of our direct suppliers was at a company-wide level. Therefore, the SORs identified by our direct suppliers contained in Appendix A may include SORs that processed Conflict Minerals that our direct suppliers supplied to their other customers rather than to us. As a result, we are unable to conclusively determine whether the SORs included in Appendix A were used to process the Conflict Minerals necessary to the functionality or production of our products during 2015. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed in Appendix A was a country of origin of Conflict Minerals in our products during 2015, and therefore, are unable to conclusively determine the source and chain of custody of those Conflict Minerals. In addition, the third-party audits conducted by the CFSI, the LBMA and the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete Conflict Minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program or the LBMA Responsible Gold Programme and, as a result, are not responsible for the quality of these audits or the audit findings.

Risk Mitigation Efforts

We have taken, and intend to continue to take, the following steps to mitigate the risk that 3TG contained in products we manufacture or contract to manufacture benefit armed groups:

•	Track and add new suppliers as they enter Sealed Air’s supply chain to the Company’s Conflict Minerals program.

•	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Begin a targeted engagement plan with suppliers that do not reply or that reply with inaccurate or invalid responses.

•	Encourage suppliers to use conflict-free SORs in the supply chain.

Appendix A

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?

Gold	Advanced Chemical Company	UNITED STATES

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes

Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes

Gold	Argor-Heraeus SA	SWITZERLAND	Yes

Gold	Asahi Pretec Corporation	JAPAN	Yes

Gold	Asahi Refining Canada Limited	CANADA	Yes

Gold	Asahi Refining USA Inc.	UNITED STATES	Yes

Gold	Asaka Riken Co., Ltd.	JAPAN	Yes

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	GERMANY	Yes

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes

Gold	Bauer Walser AG	GERMANY

Gold	Boliden AB	SWEDEN	Yes

Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes

Gold	Caridad	MEXICO

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	Yes

Gold	Cendres + Métaux SA	SWITZERLAND

Gold	Chimet S.p.A.	ITALY	Yes

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	DODUCO GmbH	GERMANY	Yes

Gold	Dowa	JAPAN	Yes

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes

Gold	Elemetal Refining, LLC	UNITED STATES	Yes

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes

Gold	Faggi Enrico S.p.A.	ITALY

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Gold	Geib Refining Corporation	UNITED STATES

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY	Yes

Gold	Heraeus Ltd. Hong Kong	CHINA	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Yes

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes

Gold	Istanbul Gold Refinery	TURKEY	Yes

Gold	Japan Mint	JAPAN	Yes

Gold	Jiangxi Copper Company Limited	CHINA	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN	Yes

Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Company Limited	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Materion	UNITED STATES	Yes

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes

Gold	Metahub Industries Sdn. Bhd.	MALAYSIA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies SA	SWITZERLAND	Yes

Gold	Metalor USA Refining Corporation	UNITED STATES	Yes

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes

Gold	Mitsubishi Materials Corporation	JAPAN	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes

Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co., Ltd.	JAPAN	Yes

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes

Gold	PAMP SA	SWITZERLAND	Yes

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes

Gold	PX Précinox SA	SWITZERLAND	Yes

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes

Gold	Republic Metals Corporation	UNITED STATES	Yes

Gold	Royal Canadian Mint	CANADA	Yes

Gold	SAAMP	FRANCE

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes

Gold	SEMPSA Joyería Platería SA	SPAIN	Yes

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes

Gold	Singway Technology Co., Ltd.	TAIWAN	Yes

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes

Gold	T.C.A S.p.A	ITALY	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tony Goetz NV	BELGIUM

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL	Yes

Gold	Umicore Precious Metals Thailand	THAILAND	Yes

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes

Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes

Gold	Valcambi SA	SWITZERLAND	Yes

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes

Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes

Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes

Tantalum	D Block Metals, LLC	UNITED STATES	Yes

Tantalum	Duoluoshan	CHINA	Yes

Tantalum	E.S.R. Electronics	UNITED STATES

Tantalum	Exotech Inc.	UNITED STATES	Yes

Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes

Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes

Tantalum	Global Advanced Metals Aizu	JAPAN	Yes

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes

Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes

Tantalum	H.C. Starck Inc.	UNITED STATES	Yes

Tantalum	H.C. Starck Ltd.	JAPAN	Yes

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes

Tantalum	KEMET Blue Metals	MEXICO	Yes

Tantalum	KEMET Blue Powder	UNITED STATES	Yes

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes

Tantalum	LSM Brasil S.A.	BRAZIL	Yes

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes

Tantalum	Mineração Taboca S.A.	BRAZIL	Yes

Tantalum	Mitsui Mining & Smelting	JAPAN	Yes

Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes

Tantalum	Plansee SE Liezen	AUSTRIA	Yes

Tantalum	Plansee SE Reutte	AUSTRIA	Yes

Tantalum	QuantumClean	UNITED STATES	Yes

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes

Tantalum	Taki Chemicals	JAPAN	Yes

Tantalum	Telex Metals	UNITED STATES	Yes

Tantalum	Tranzact, Inc.	UNITED STATES	Yes

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes

Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes

Tin	Alpha	UNITED STATES	Yes

Tin	An Thai Minerals Company Limited	VIETNAM

Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM

Tin	Chenzhou Yun Xiang mining limited liability company	CHINA

Tin	China Tin Group Co., Ltd.	CHINA	Yes

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes

Tin	CV Ayi Jaya	INDONESIA	Yes

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA	Yes

Tin	CV Serumpun Sebalai	INDONESIA	Yes

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United Smelting	INDONESIA	Yes

Tin	CV Venus Inti Perkasa	INDONESIA	Yes

Tin	Dowa	JAPAN	Yes

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM

Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes

Tin	EM Vinto	BOLIVIA	Yes

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Feinhütte Halsbrücke GmbH	GERMANY

Tin	Fenix Metals	POLAND	Yes

Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Yes

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes

Tin	Melt Metais e Ligas S/A	BRAZIL	Yes

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA

Tin	Metallic Resources, Inc.	UNITED STATES	Yes

Tin	Metallo-Chimique N.V.	BELGIUM	Yes

Tin	Mineração Taboca S.A.	BRAZIL	Yes

Tin	Minsur	PERU	Yes

Tin	Mitsubishi Materials Corporation	JAPAN	Yes

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes

Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes

Tin	Phoenix Metal Ltd.	RWANDA

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes

Tin	PT Artha Cipta Langgeng	INDONESIA	Yes

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes

Tin	PT Babel Inti Perkasa	INDONESIA	Yes

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA	Yes

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA	Yes

Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes

Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes

Tin	PT Bukit Timah	INDONESIA	Yes

Tin	PT Cipta Persada Mulia	INDONESIA	Yes

Tin	PT DS Jaya Abadi	INDONESIA	Yes

Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA	Yes

Tin	PT Justindo	INDONESIA	Yes

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA	Yes

Tin	PT Panca Mega Persada	INDONESIA	Yes

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA	Yes

Tin	PT Refined Bangka Tin	INDONESIA	Yes

Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes

Tin	PT Seirama Tin Investment	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes

Tin	PT Sukses Inti Makmur	INDONESIA	Yes

Tin	PT Sumber Jaya Indah	INDONESIA	Yes

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes

Tin	PT Tinindo Inter Nusa	INDONESIA	Yes

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA	Yes

Tin	PT Wahana Perkit Jaya	INDONESIA	Yes

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes

Tin	Rui Da Hung	TAIWAN	Yes

Tin	Soft Metais Ltda.	BRAZIL	Yes

Tin	Thaisarco	THAILAND	Yes

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	VQB Mineral and Trading Group JSC	VIETNAM	Yes

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Yes

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes

Tungsten	H.C. Starck GmbH	GERMANY	Yes

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Moliren Ltd	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC	UNITED STATES	Yes

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Yes

Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Yes

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Yes

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Yes

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Countries of Origin:

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.